UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2007

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California  95113
717 Texas Avenue, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 — REGULATION FD DISCLOSURE

On December 11, 2007, Calpine Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended October 31, 2007 (the “Monthly Operating Statement”), with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the United States Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the United States Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”). Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

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Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Chapter 11 cases and CCAA proceedings, including the Company’s ability to successfully reorganize and emerge from Chapter 11; (ii) the Company’s ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) the Company’s ability to manage liquidity needs and comply with existing financing obligations and anticipated exit financing; (vii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of PPAs (as defined in the Monthly Operating Statement) and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) the Company’s ability to attract, retain and motivate key employees; (xiv) the Company’s ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report, and the Company’s annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended October 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and
Chief Accounting Officer

Date: December 11, 2007

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended October 31, 2007.

Index

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD
FROM OCTOBER 1, 2007, TO OCTOBER 31, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN MILLIONS):	$463

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING LOSS (IN MILLIONS):	$(64)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

	By:	/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President and
Chief Accounting Officer
DATE: December 11, 2007		Calpine Corporation

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DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition

2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007

2007 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 9, 2007

2007 Second Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 8, 2007

2007 Third Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 7, 2007

2007 Forms 10-Q	2007 First Quarter Form 10-Q, 2007 Second Quarter Form 10-Q and 2007 Third Quarter Form 10-Q

Bankruptcy Code	U.S. Bankruptcy Code

Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court

CalGen	Calpine Generating Company, LLC

CalGen First Lien Debt
Collectively, $235,000,000 First Priority Secured Floating Rate Notes Due 2009 issued by CalGen and CalGen Finance; $600,000,000 First Priority Secured Institutional Term Loans Due 2009 issued by CalGen; and the CalGen First Priority Revolving Loans

CalGen First Priority Revolving Loans
$200,000,000 First Priority Revolving Loans issued on or about March 23, 2004, pursuant to that Amended and Restated Agreement, among CalGen, the guarantors party thereto, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, L/C Bank, lead arranger and sole bookrunner, Bayerische Landesbank, Cayman Islands Branch, as arranger and co-syndication agent, Credit Lyonnais, New York Branch, as arranger and co-syndication agent, ING Capital LLC, as arranger and co-syndication agent, Toronto Dominion (Texas) Inc., as arranger and co-syndication agent, and Union Bank of California, N.A., as arranger and co-syndication agent

CalGen Second Lien Debt
Collectively, $640,000,000 Second Priority Secured Floating Rate Notes Due 2010 issued by CalGen and CalGen Finance; and $100,000,000 Second Priority Secured Institutional Term Loans Due 2010 issued by CalGen

CalGen Third Lien Debt
Collectively, $680,000,000 Third Priority Secured Floating Rate Notes Due 2011 issued by CalGen and CalGen Finance; and $150,000,000 11 1/2% Third Priority Secured Notes Due 2011 issued by CalGen and CalGen Finance

CalGen Secured Debt	Collectively, the CalGen First Lien Debt, the CalGen Second Lien Debt and the CalGen Third Lien Debt

Index

Abbreviation	Definition

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors

Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary

Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Cash Collateral Order
Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders of the U.S. Bankruptcy Court dated June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, January 17, 2007, and March 1, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)

Chapter 11	Chapter 11 of the Bankruptcy Code

Company	Calpine Corporation, a Delaware corporation, and subsidiaries

Convertible Notes
Calpine Corporation’s Contingent Convertible Notes Due 2014, 7 3/4% Contingent Convertible Notes Due 2015, 4 3/4% Contingent Convertible Senior Notes Due 2023 and 4% Convertible Senior Notes Due December 26, 2006

DIP Facility
The Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, Credit Suisse, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as co-syndication agents and co-documentation agents, General Electric Capital Corporation, as sub-agent, and Credit Suisse, as administrative agent and collateral agent, with Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Securities Inc., and Deutsche Bank Securities Inc. acting as Joint Lead Arrangers and Bookrunners

DIP Order	Order of the U.S. Bankruptcy Court dated March 12, 2007, approving the DIP Facility

Disclosure Statement
Disclosure Statement for Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as amended, modified or supplemented through the filing of this Report, and as it may be further amended, modified or supplemented from time to time

FASB	Financial Accounting Standards Board

FIN	FASB Interpretation Number

First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014

First Priority Trustee
Until February 2, 2006, Wilmington Trust Company, as trustee, and from February 3, 2006, and thereafter, Law Debenture Trust Company of New York, as successor trustee, under the Indenture, dated as of September 30, 2004, with respect to the First Priority Notes

FSP	FASB Staff Position

GAAP	Generally accepted accounting principles in the U.S.

LIBOR	London Inter-Bank Offered Rate

LSTC	Liabilities subject to compromise

MW	Megawatt(s)

Non-Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that are not Calpine Debtors

Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)

Index

Abbreviation	Definition

Petition Date	December 20, 2005

Plan of Reorganization
Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as amended, modified or supplemented through the filing of this Report, and as it may be further amended, modified or supplemented from time to time

Plan Supplement
Supplement to Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007, as amended, modified or supplemented through the filing of this Report, and as it may be further amended, modified or supplemented from time to time

PPA(s)
Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

SEC	U.S. Securities and Exchange Commission

Second Priority Debt	Collectively, the Second Priority Notes and Calpine Corporation’s Senior Secured Term Loans Due 2007

Second Priority Notes
Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

SFAS	Statement of Financial Accounting Standards

SOP	Statement of Position

ULC II Notes	£200 million 8 7/8% Senior Notes Due October 15, 2011, and €175 million 8 3/8% Senior Notes Due October 15, 2008, issued by Calpine Canada Energy Finance II ULC and guaranteed by Calpine Corporation

Unsecured Notes
Collectively, Calpine Corporation’s 7 7/8% Senior Notes due 2008, 7 3/4% Senior Notes due 2009, 8 5/8% Senior Notes due 2010 and 8 1/2% Senior Notes due 2011, which constitutes a portion of Calpine Corporation’s unsecured senior notes

Unsecured Noteholders	Collectively, the holders of the Unsecured Notes

U.S.	United States of America

U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York

U.S. Debtor(s)
Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

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CALPINE CORPORATION
(Debtor-in-Possession)

Index

CALPINE CORPORATION
(Debtor-in-Possession)
CASE NO. 05-60200 (Jointly Administered)
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
(in millions)
For the period from October 1, 2007, through October 31, 2007

Revenue:
Electricity and steam revenue	$475
Sales of purchased power and gas for hedging and optimization	155
Mark-to-market activities, net	16
Other revenue	3
Total revenue	649
Cost of revenue:
Plant operating expense	59
Purchased power and gas expense for hedging and optimization	122
Fuel expense	323
Depreciation and amortization expense	38
Operating lease expense	5
Other cost of revenue	12
Total cost of revenue	559
Gross profit	90
Sales, general and administrative expense	13
Other operating expenses	2
Income from operations	75
Interest expense	109
Interest (income)	(6)
Minority interest expense	—
Other (income) expense, net	6
Loss before reorganization items and income taxes	(34)
Reorganization items	24
Loss before income taxes	(58)
Provision for income taxes	6
Net loss	$(64)

The accompanying notes are an integral part of these
Consolidated Condensed Financial Statements.

Index

CALPINE CORPORATION
(Debtor-in-Possession)
CASE NO. 05-60200 (Jointly Administered)
CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited)
(in millions)
October 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$1,775
Accounts receivable, net	1,051
Inventories	150
Margin deposits and other prepaid expense	447
Restricted cash, current	378
Current derivative assets	234
Assets held for sale	195
Other current assets	52
Total current assets	4,282
Property, plant and equipment, net	12,425
Restricted cash, net of current portion	156
Investments	250
Long-term derivative assets	263
Other assets	968
Total assets	$18,344
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$668
Accrued interest payable	214
Debt, current	4,876
Current derivative liabilities	314
Income taxes payable	40
Other current liabilities	476
Total current liabilities	6,588
Debt, net of current portion	3,126
Deferred income taxes, net of current portion	660
Long-term derivative liabilities	457
Other long-term liabilities	265
Total liabilities not subject to compromise	11,096
Liabilities subject to compromise	11,714
Minority interest	8
Stockholders’ equity (deficit):
Common stock	1
Additional paid-in capital	3,270
Additional paid-in capital, loaned shares	7
Additional paid-in capital, returnable shares	(7)
Accumulated deficit	(7,607)
Accumulated other comprehensive loss	(138)
Total stockholders’ deficit	(4,474)
Total liabilities and stockholders’ deficit	$18,344

The accompanying notes are an integral part of these
Consolidated Condensed Financial Statements.

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CALPINE CORPORATION
(Debtor-in-Possession)
CASE NO. 05-60200 (Jointly Administered)
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
For the Period from October 1, 2007, through October 31, 2007

1.  Chapter 11 Cases and Related Disclosures

General Bankruptcy Matters — Since the Petition Date, Calpine Corporation and 274 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. See Note 3 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 2 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Condensed Financial Statements included in each of our 2007 Forms 10-Q for further information regarding our Chapter 11 cases and the CCAA proceedings.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts during the pendency of our Chapter 11 cases and CCAA proceedings. Generally, pursuant to automatic stay provisions under the Bankruptcy Code and orders (which currently extend through December 20, 2007) granted by the Canadian Court, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of our existing financing obligations and anticipated exit financing and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we have implemented and continue to implement strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

Plan of Reorganization — On June 20, 2007, the U.S. Debtors filed the Plan of Reorganization with the U.S. Bankruptcy Court, together with the Disclosure Statement and portions of the Plan Supplement. The Plan of Reorganization, as well as the Disclosure Statement and Plan Supplement have been amended several times since June 20, 2007.

The Plan of Reorganization provides for the treatment of claims of creditors on a “waterfall” basis that allocates value to our creditors and shareholders in accordance with the priorities of the Bankruptcy Code. Pursuant to the Plan of Reorganization, allowed administrative claims and priority tax claims would be paid in full in cash or cash equivalents, as would allowed first and second lien debt claims. Other allowed secured claims would be reinstated, paid in full in cash or cash equivalents, or have the collateral securing such claims returned to the secured creditor. Allowed unsecured claims would receive a pro rata distribution of common stock of the reorganized Calpine Corporation; allowed unsecured convenience claims (all claims $50,000 or less) would be paid in full in cash or cash equivalents. Any remaining value after such allowed creditors’ claims have been paid would be distributed pro rata to existing holders of allowed interests (primarily holders of existing Calpine Corporation common stock) and holders of subordinated equity securities claims in the form of reorganized Calpine Corporation common stock.

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The Plan of Reorganization assumes that allowed claims plus Non-Debtor net project debt of $3.9 billion will range from $20.3 billion to $22.0 billion after completion of the claims objection, reconciliation and resolution process. However, because disputed claims, including litigation instituted by us challenging so-called “make whole,” premium, or “no-call” claims, have not yet been finally adjudicated, and our total enterprise value upon emergence has not yet been finally determined, no assurances can be given that actual recoveries to creditors and interest holders will not be materially higher or lower than proposed in the Plan of Reorganization.

On September 25, 2007, the U.S. Bankruptcy Court approved the adequacy of the Disclosure Statement, the solicitation and notice procedures with respect to confirmation of the Plan of Reorganization and the form of various ballots and notices in connection therewith. The U.S. Bankruptcy Court established September 27, 2007, as the record date for determining eligibility to vote on the Plan of Reorganization. We completed the distribution of solicitation packages by October 5, 2007, the deadline for distribution set by the U.S. Bankruptcy Court. The Disclosure Statement contains detailed information about the Plan of Reorganization, a historical profile of our business, a description of proposed distributions to creditors, and an analysis of the Plan of Reorganization’s feasibility, as well as many of the technical matters required for the exit process, such as descriptions of who will be eligible to vote on the Plan of Reorganization and the voting process itself. The information contained in the Disclosure Statement is subject to change, whether as a result of further amendments to the Plan of Reorganization, actions of third parties or otherwise.

On November 19, 2007, we filed an updated valuation analysis of the total enterprise value of reorganized Calpine and its subsidiaries upon their emergence from Chapter 11. The updated valuation analysis was prepared by Miller Buckfire & Co., LLC, Calpine’s financial advisor, and supersedes the June 20, 2007, valuation analysis set forth in the Disclosure Statement.

The Plan of Reorganization will become effective only if it receives the requisite approval and is confirmed by the U.S. Bankruptcy Court. The voting and objection deadline with respect to the Plan of Reorganization occurred on November 30, 2007. We expect to finalize the vote tabulation and file the official tally with the U.S. Bankruptcy Court on or about December 12, 2007. We cannot at this time predict whether the Plan of Reorganization will be accepted and approved by all of our classes of creditors that are entitled to vote on the Plan of Reorganization. The confirmation hearing in the U.S. Bankruptcy Court is scheduled to begin on December 17, 2007. If the U.S. Bankruptcy Court confirms the Plan of Reorganization, we expect to emerge from Chapter 11 shortly thereafter. However, there can be no assurance that we will be successful in obtaining the necessary votes to approve the Plan of Reorganization, that the U.S. Bankruptcy Court will confirm the Plan of Reorganization or that it will be implemented successfully.

We had the exclusive right until August 20, 2007, to solicit acceptance of the Plan of Reorganization. The exclusivity period has expired and competing plans of reorganization may be filed by third parties.

Nothing contained in this Report is intended to be, nor should it be construed as, a solicitation for a vote on the Plan of Reorganization, as filed or as it may be amended.

Asset Sales — In connection with our restructuring activities, we have identified certain assets for potential divestiture. We are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. Asset sale activities during the month of October 2007 and through the filing of this Report included the following:

On November 16, 2007, we entered into an asset purchase agreement with American Municipal Power - Ohio, Inc. to sell substantially all of the assets comprising the Fremont development project, a partially completed 550-MW natural gas-fired facility located in Fremont, Ohio, for approximately $124 million, plus the assumption of certain liabilities. The sale is subject to U.S Bankruptcy Court approval of an auction process in which qualifying bidders can make competing offers for the project. The hearing to consider approval of the auction process is currently scheduled for December 19, 2007. The transaction is expected to close during the first quarter of 2008, subject to additional conditions including receipt of any required regulatory approvals.

Index

Assets Held for Sale — We are actively marketing two projects, including the Fremont development project. As a result, our assets held for sale consist of construction in progress of $195 million at October 31, 2007.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and gains on the sale of assets related to our restructuring activities. Our restructuring activities may result in additional charges and other adjustments for expected allowed claims (including claims that have been allowed by the U.S. Bankruptcy Court) and other reorganization items that could be material to our financial position or results of operations in any given period. The table below lists the significant components of reorganization items for the month ended October 31, 2007 (in millions):

Provision for expected allowed claims(1)	$1
Professional fees	14
Interest (income) on accumulated cash	(6)
Other(2)	15
Total reorganization items	$24
__________

(1)
Represents our estimate of the expected allowed claims related primarily to guarantees of subsidiary obligations, the rejection or repudiation of leases and other executory contracts, and the effects of approved settlements by the U.S. Bankruptcy Court.

(2)
Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance and incentive costs.

Liabilities Subject to Compromise

The amounts of LSTC at October 31, 2007, consisted of the following (in millions):

Provision for expected allowed claims(1)	$3,656
Second Priority Debt(2)	3,672
Unsecured senior notes	1,880
Convertible Notes	1,824
Notes payable and other liabilities – related party	272
Accounts payable and accrued liabilities	410
Total liabilities subject to compromise	$11,714
__________

(1)
The remaining balance in the provision for expected allowed claims at October 31, 2007, represents our allowed or expected allowed claims (at current exchange rates) for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian entities, expected allowed claims related to the rejection or repudiation of leases and other executory contracts and the results of other approved settlements.

(2)
As our total enterprise value upon emergence has not been finally determined, we have not yet concluded whether our Second Priority Debt is fully secured or undersecured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Unsecured Notes Settlement Agreement — On October 10, 2007, the U.S. Bankruptcy Court approved the settlement agreement with the Unsecured Noteholders and the indenture trustee for such Unsecured Notes. Under the agreement, $109 million of claims for make whole premiums asserted against the U.S. Debtors were replaced with unsecured claims totaling

Index

$54 million. In addition, the U.S. Debtors have agreed to pay the reasonable professional fees incurred by the Unsecured Noteholders and the indenture trustee.

First Priority Notes Settlement Agreement — On November 27, 2007, the U.S. Bankruptcy Court approved a settlement agreement with Law Debenture Trust Company of New York as successor indenture trustee for the First Priority Notes. Pursuant to this settlement agreement, make whole premium and damages claims asserted on behalf of the holders of the First Priority Notes would be allowed as claims against us in the aggregate amount of approximately $84 million plus interest at the contractual non-default rates, representing an allowed secured claim of approximately $50 million and an allowed unsecured claim of approximately $34 million. In addition, we have agreed to pay certain professional fees incurred by the First Priority Trustee up to $3.5 million.

CalGen First Lien Debt Settlement Agreement — On November 27, 2007, the U.S. Bankruptcy Court approved a settlement agreement with the holders of the CalGen First Lien Debt as well as the indenture trustee for CalGen’s First Priority Secured Floating Rate Notes Due 2009 and the administrative agent for CalGen’s First Priority Secured Institutional Term Loans Due 2009. Pursuant to this settlement agreement, the claims for contract damages and default interest asserted on behalf of the CalGen First Lien Debt will be allowed as unsecured claims against us in the aggregate amount of approximately $50 million plus interest at the federal judgment rate, representing approximately $21 million on account of make whole premium and damages claims and approximately $29 million on account of default interest claims. In addition, we have agreed to pay certain professional fees incurred by the CalGen First Lien Debt representatives up to $3 million and up to $684 thousand of the reasonable professional fees incurred by Whitebox Advisors LLC, as representatives of a majority of the holders of the CalGen First Lien Debt.

ULC II Settlement — On December 6, 2007, the U.S. Bankruptcy Court approved a settlement resolving the make whole claim of the holders of the ULC II Notes. Previously, in October 2007, the Canadian Debtors had paid the principal of and pre- and post-petition interest on the ULC II Notes as well as certain fees satisfying most outstanding claims related to the ULC II Notes. Pursuant to the settlement, the U.S. Debtors have agreed to pay approximately $17 million on account of the claim for a make whole premium, to be paid in the CCAA proceedings, plus per diem interest for the period between the date the distribution was made through the date the settlement amount is paid, and the Canadian Debtors have agreed to pay up to approximately $8 million of reasonable fees of the Ad Hoc Committee of ULC II Noteholders. In exchange, the indenture trustee under the indentures governing the ULC II Notes will withdraw any remaining claims against the U.S. and Canadian Debtors in the Chapter 11 cases and CCAA proceedings. In addition, the actions pending in Nova Scotia will be dismissed. This settlement will resolve all remaining issues involving the holders of the ULC II Notes, the ULC II Notes indenture trustee and the Ad Hoc Committee of ULC II Noteholders in both the U.S. and Canada.

2.  Basis of Presentation

The accompanying Consolidated Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The Consolidated Condensed Financial Statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Condensed Balance Sheet and classified as LSTC, at the estimated amount of allowed claims or court-approved settlement amounts. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or pursuant to orders of the U.S. Bankruptcy Court. Liabilities not subject to compromise are separately classified as current or noncurrent. Income, expenses and provisions for losses resulting from our restructuring activities and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated

Index

subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K and the 2007 Forms 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Official Committee of Unsecured Creditors of Calpine Corporation, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis.

Mark-to-Market — Mark-to-market activities, net includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Of the total mark-to-market gain of $15.5 million in October 2007, there was a $9.6 million unrealized gain and a $5.9 million realized gain. The realized gain included a non-cash gain of approximately $3.9 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in each of the 2007 Forms 10-Q for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 159

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates with unrealized gains and losses on items for which the fair value option has been elected to be reported in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that

Index

choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also elects to apply SFAS No. 157. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

FASB Staff Position No. FIN 39-1

In April 2007, the FASB staff issued FSP FIN 39-1, “Amendment of FASB Interpretation No. 39.” FSP FIN 39-1 requires an entity to offset the fair value amounts recognized for cash collateral paid or cash collateral received against the fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting arrangement, if the entity elects to offset fair value amounts recognized as derivative instruments. Under the provisions of this pronouncement, a reporting entity shall make an accounting decision whether or not to offset fair value amounts. The guidance in FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early application permitted. We expect that we will not elect to apply the netting provisions allowed under FSP FIN 39-1.

5.  Cash and Cash Equivalents, Restricted Cash and Commodity Margin Deposits and Other Collateral

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders under such project finance facilities, and the use of certain cash balances on deposit in such accounts is limited, at least temporarily, to the operations of the respective projects. At October 31, 2007, $242 million of the cash and cash equivalents balance that was unrestricted was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Balance Sheet.

The table below represents the components of our consolidated restricted cash as of October 31, 2007 (in millions):

	Current	Non-Current	Total
Debt service	$89	$111	$200
Rent reserve	13	—	13
Construction/major maintenance	61	22	83
Security/project reserves	154	—	154
Other	61	23	84
Total	$378	$156	$534

Index

Of our restricted cash at October 31, 2007, $271 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$136
Gilroy Energy Center, LLC	38
Rocky Mountain Energy Center, LLC	33
Riverside Energy Center, LLC	29
Calpine King City Cogen, LLC	27
Metcalf Energy Center, LLC	7
Power Contract Financing III, LLC	1
$271

Commodity Margin Deposits and Other Collateral— As of October 31, 2007, to support commodity transactions, we had margin deposits with third parties of $287 million. Counterparties had margin deposits with us of $41 million at October 31, 2007. In addition, we have granted additional first priority liens on the assets currently subject to first priority liens under the DIP Facility as collateral under certain of our power agreements, natural gas agreements and interest rate swap agreements that qualify as “eligible commodity hedge agreements” under the DIP Facility in order to reduce the cash collateral and letters of credit that we would otherwise be required to provide to the counterparties under such agreements. The counterparties under such agreements will share the benefits of the collateral subject to such first priority liens ratably with the lenders under the DIP Facility. As of October 31, 2007, our net discounted exposure under the power and natural gas agreements collateralized by such first priority liens was approximately $8 million, and our net discounted exposure under the interest rate swap agreements collateralized by such first priority liens was approximately $57 million.

6.  DIP Facility

Our $5.0 billion DIP Facility consists of a $4.0 billion first priority senior secured term loan and a $1.0 billion first priority senior secured revolving credit facility together with an uncommitted term loan facility that permits us to raise up to $2.0 billion of incremental term loan funding on a senior secured basis with the same priority as the current debt under the DIP Facility. The DIP Facility is priced at LIBOR plus 2.25% or base rate plus 1.25% and matures on the earlier of the effective date of a confirmed plan or plans of reorganization or March 29, 2009. We have the option to convert the DIP Facility into our exit financing, provided certain conditions are met, which would extend the maturity date to March 29, 2014. We expect the effective date of our Plan of Reorganization will be within the next twelve months; therefore, borrowings under the DIP Facility are classified as current at October 31, 2007.

On July 11, 2007, the U.S. Bankruptcy Court authorized us to enter into a commitment letter to fund additional credit facilities, pay associated commitment and other fees, and to amend the DIP Facility to provide for additional secured exit financing of up to $3.0 billion in addition to amounts currently available under the DIP Facility upon conversion of the DIP Facility to exit financing, for a total of $8.0 billion. The amendment of the DIP Facility is subject to further conditions, including obtaining necessary approvals of lenders under the DIP Facility. The commitment to fund the additional facilities under the amended DIP Facility will expire on January 31, 2008, if certain conditions, including effectiveness of the Plan of Reorganization, are not met.

The DIP Facility contains restrictions on the U.S. Debtors, including limiting their ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens to secure debt; (iii) lease, transfer or sell assets or use proceeds of permitted asset leases, transfers or sales; (iv) issue capital stock; (v) make investments; and (vi) conduct certain types of business.

Our ability to utilize the DIP Facility is subject to the DIP Order. Subject to the exceptions set forth in the DIP Order, the obligations of the U.S. Debtors under the DIP Facility are an allowed administrative expense claim in each of the loan parties’ Chapter 11 cases, and are collateralized by (i) a perfected first priority lien on, and security interest in, all present and after-acquired property of the U.S. Debtors not subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or to a valid lien in existence on the Petition Date and subsequently perfected (excluding rights in avoidance

Index

actions), (ii) a perfected junior lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is otherwise subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or a valid lien in existence on the Petition Date that is subsequently perfected and (iii) to the extent applicable, a perfected first priority priming lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is subject to the replacement liens granted pursuant to and under the Cash Collateral Order.

As of October 31, 2007, there was $4.0 billion outstanding under the term loan facility, no borrowings outstanding under the revolving credit facility, and $220 million of letters of credit issued against the revolving credit facility.

Index

SCHEDULE I
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
CONSOLIDATING CONDENSED BALANCE SHEET
(Unaudited)
(in millions)
October 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,601	$174	$—	$1,775
Accounts receivable, net	37,745	2,667	(39,361)	1,051
Inventories	123	27	—	150
Margin deposits and other prepaid expense	422	40	(15)	447
Restricted cash, current	40	338	—	378
Current derivative assets	199	35	—	234
Assets held for sale	195	—	—	195
Other current assets	870	30	(848)	52
Total current assets	41,195	3,311	(40,224)	4,282
Property, plant and equipment, net	6,969	5,457	(1)	12,425
Restricted cash, net of current portion	36	120	—	156
Investments	19,151	10,030	(28,931)	250
Long-term derivative assets	218	45	—	263
Other assets	5,610	464	(5,106)	968
Total assets	$73,179	$19,427	$(74,262)	$18,344
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$805	$1,604	$(1,741)	$668
Accrued interest payable	366	69	(221)	214
Debt, current	4,976	591	(691)	4,876
Current derivative liabilities	279	35	—	314
Income taxes payable	22	18	—	40
Liabilities held for sale	—	—	—	—
Other current liabilities	370	121	(15)	476
Total current liabilities	6,818	2,438	(2,668)	6,588
Debt, net of current portion	5,007	4,286	(6,167)	3,126
Deferred income taxes, net of current portion	346	314	-	660
Long-term derivative liabilities	394	63	-	457
Other long-term liabilities	225	50	(10)	265
Total liabilities not subject to compromise	12,790	7,151	(8,845)	11,096
Liabilities subject to compromise	48,403	1	(36,690)	11,714
Minority interests	—	—	8	8
Stockholders’ equity (deficit):
Common stock	31	306	(336)	1
Additional paid-in capital	30,922	10,619	(38,271)	3,270
Accumulated equity (deficit)	(18,850)	1,380	9,863	(7,607)
Accumulated other comprehensive loss	(117)	(30)	9	(138)
Total stockholders’ equity (deficit)	11,986	12,275	(28,735)	(4,474)
Total liabilities and stockholders’ equity (deficit)	$73,179	$19,427	$(74,262)	$18,344

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index

SCHEDULE II
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
(Unaudited)
(in millions)
For the Period from October 1, 2007, through October 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$644	$204	$(373)	$475
Sales of purchased power and gas for hedging and optimization	495	1	(341)	155
Mark-to-market activities, net	13	3	—	16
Other revenue	39	2	(38)	3
Total revenue	1,191	210	(752)	649
Cost of revenue:
Plant operating expense	432	35	(408)	59
Purchased power and gas expense for hedging and optimization	86	38	(2)	122
Fuel expense	581	84	(342)	323
Depreciation and amortization expense	22	16	—	38
Operating plant impairments	—	—	—	—
Operating lease expense	5	—	—	5
Other cost of revenue	7	5	—	12
Total cost of revenue	1,133	178	(752)	559
Gross profit	58	32	—	90
Equipment, development project and other impairments	—	—	—	—
Sales, general and administrative expense	(2)	15	—	13
Other operating (income) expense	(258)	12	248	2
Income (loss) from operations	318	5	(248)	75
Interest expense	81	33	(5)	109
Interest (income)	(8)	(3)	5	(6)
Minority interest expense	—	—	—	—
Other (income) expense, net	34	(28)	—	6
Income (loss) before reorganization items and income taxes	211	3	(248)	(34)
Reorganization items	26	(2)	—	24
Income (loss) before income taxes	185	5	(248)	(58)
Provision (benefit) for income taxes	5	1	—	6
Net income	$180	$4	$(248)	$(64)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index

SCHEDULE III
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
PAYROLL AND PAYROLL TAXES
(in millions)
For the Period from October 1, 2007, through October 31, 2007

	Employee Payroll	Employer Payroll
Gross Wages Paid(2)	Taxes Withheld(1)	Taxes Remitted(1)
$16	$4	$1

(1)	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

(2)	Gross Wages were paid by the Company on October 5, 2007, October 12, 2007, October 19, and October 26, 2007.

Index

SCHEDULE IV
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD
(in millions)
For the Period from October 1, 2007, through October 31, 2007

	Amount	Amount
	Withheld/Accrued	Paid
Federal and state income taxes	$5	$—
State and local taxes:
Property	6	1
Sales and use	4	3
Franchise	—	—
Other	—	—
Total state and local taxes	10	4
Total taxes	$15	$4

Index

SCHEDULE V
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
DISBURSEMENTS BY DEBTOR
For the Period from October 1, 2007, through October 31, 2007
(in dollars)

Legal Entity	Case Number	Disbursements

Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	154
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	—
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	11,075
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	—
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	555,818
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	—
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	120,556
Calpine Administrative Services Company, Inc.	05-60201-BRL	3,944,876
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—

Index

Legal Entity	Case Number	Disbursements

Calpine Capital Trust II	05-60379-BRL	$—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,207,213
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	718,001
Calpine Corporation	05-60200-BRL	99,322,024
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	3,833
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	271,545,114
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	28,895
Calpine Geysers Company, LP	06-10939-BRL	—
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	148,746
Calpine Global Services Company, Inc.	05-60246-BRL	6,084
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	109,110
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	5,472,907
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—

Index

Legal Entity	Case Number	Disbursements

Calpine International, LLC	05-60288-BRL	$18,674
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	—
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	113,348
Calpine Operating Services Company, Inc.	05-60322-BRL	37,990,942
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	25,299
Calpine Pittsburg, LLC	05-60307-BRL	5,545
Calpine Power Company	05-60202-BRL	1,756
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	4,812
Calpine Power Services, Inc.	05-60323-BRL	307,840
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	185,129
Calpine PowerAmerica-CA, LLC	05-60213-BRL	145,024
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	9,879,402
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—

Index

Legal Entity	Case Number	Disbursements

Calpine Rumford I, Inc.	05-60327-BRL	$—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	976
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	66,822
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	9,399,275
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	8,501
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	17,494
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	74,382
Corpus Christi Cogeneration L.P.	05-60441-BRL	291,483
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	—
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—

Index

Legal Entity	Case Number	Disbursements

CPN Oxford, Inc.	05-60303-BRL	$—
CPN Pipeline Company	05-60309-BRL	122,882
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	—
CPN Telephone Flat, Inc.	05-60306-BRL	10,041
Decatur Energy Center, LLC	05-60313-BRL	23,626
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	165,983
Dighton Power Associates Limited Partnership	05-60382-BRL	1,071
East Altamont Energy Center, LLC	05-60386-BRL	—
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	457,187
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	2,829,979
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	—
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	83,592
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	4,431,679
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	—
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	82,713
Los Medanos Energy Center LLC	05-60405-BRL	102,865
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	12,412
MEP Pleasant Hill, LLC	05-60334-BRL	—
Moapa Energy Center, LLC	05-60337-BRL	—
Mobile Energy L L C	05-60344-BRL	5,772
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	1,565,351
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	—
Nissequogue Cogen Partners	05-60388-BRL	573,385
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—

Index

Legal Entity	Case Number	Disbursements

O.L.S. Energy-Agnews, Inc.	05-60374-BRL	$1,191,755
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	509,952
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	831,068
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	16,101
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	1,428,520
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	8,190
San Joaquin Valley Energy Center, LLC	05-60413-BRL	43,447
Santa Rosa Energy Center, LLC	07-12967-BRL	8,952
Silverado Geothermal Resources, Inc.	06-10198-BRL	157,474
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	1,680,264
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	—
Texas City Cogeneration, L.P.	05-60434-BRL	5,059,266
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	—
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
Towantic Energy, L.L.C.	05-60364-BRL	20,355
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	9,566

TOTAL		$$463,164,558

Index

SCHEDULE VI
CALPINE CORPORATION
(Debtor-in-Possession)
CASE No. 05-60200 (Jointly Administered)
DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES
For the Period from October 1, 2007, through October 31, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.